UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 16, 2014

Enumeral Biomedical Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	333-185891	99-0376434
(State or Other Jurisdiction of Incorporation)	(Commission File	(I.R.S Employer
of Incorporation)	Number)	Identification Number)

One Kendall Square, Building 400, 4th Floor Cambridge, Massachusetts (Address of Principal Executive Offices)	02139 (Zip Code)

 (617) 674-1865

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On December 17, 2014 (the “Effective Date”), Enumeral Biomedical Holdings, Inc. (“Enumeral”) entered into a Study Agreement (the “Agreement”) with Merck Sharp & Dohme Corp. (“Merck”). Pursuant to the terms of the Agreement, Enumeral and Merck will conduct a specified research program using Enumeral technology to identify functional response of single cell types in colorectal cancer in the presence or absence of immunomodulatory receptor (IMR) modulators identified by Merck.

Pursuant to the terms of the Agreement, Merck will reimburse Enumeral for the cost of performing the work plan set forth in the Agreement for up to a specified number of full time employees at a pre-determined annual rate. In addition, Merck will make certain milestone payments to Enumeral upon the completion of specified objectives set forth in the Agreement and related work plan.

The research contemplated by the Agreement will be conducted under the direction of a joint research committee (the “JRC”) comprised of a minimum of two representatives from Enumeral and two representatives from Merck. Decisions by the JRC shall be unanimous. The Agreement provides for a resolution mechanism in the event that members of the JRC are unable to reach a unanimous agreement.

Under the terms of the Agreement, Merck has sole ownership of all rights to the results of the study conducted pursuant to the Agreement. In addition, Merck grants Enumeral a royalty-free, non-exclusive, non-sublicensable license to use the study results for Enumeral’s internal research purposes.

The term of the Agreement will expire on the later of (i) delivery to Merck of the final report of the study conducted pursuant to the terms of the Agreement and (ii) the one year anniversary of the Effective Date, but in no event later than twenty-four months after the Effective Date. Merck may terminate the Agreement at any time, with or without cause, effective on ninety days written notice to Enumeral.

The foregoing summary of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, a copy of which will be filed as an exhibit to Enumeral’s Annual Report on Form 10-K for the year ending December 31, 2014. Enumeral intends to seek confidential treatment for certain portions of the Agreement.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain
Officers; Compensatory Arrangements of Certain Officers.

Appointment of Paul Sekhri to Board of Directors

On December 16, 2014, Paul Sekhri was appointed to the Board of Directors (the “Board”) of Enumeral. Mr. Sekhri will serve as a Class III director of Enumeral for a term expiring in 2017 or until his successor is duly elected and qualified or until his earlier death, resignation or removal. Mr. Sekhri was appointed to the Board in accordance with the provisions of that certain Voting Agreement, dated as of July 31, 2014, by and among Enumeral and certain stockholders named therein (the “Voting Agreement”), and is designated the “Montrose Director” by Montrose Capital Limited and EDI Financial, Inc. pursuant to Section 1.1(c) thereof. Mr. Sekhri has not been named to any committees of the Board at the time of his appointment.

In connection with his appointment to the Board and in accordance with Enumeral’s director compensation program, on December 16, 2014, Mr. Sekhri was awarded (i) a non-qualified stock option to purchase 20,000 shares of the Common Stock of Enumeral, $0.001 par value per share (the “Common Stock”), under Enumeral’s 2014 Equity Incentive Plan (the “2014 Plan”), with an exercise price equal to the Fair Market Value (as defined in the 2014 Plan) of a share of Common Stock on the date of grant, which vests in full immediately upon grant; and (ii) a non-qualified stock option to purchase 60,000 shares of the Common Stock under the 2014 Plan, with an exercise price equal to the Fair Market Value (as defined in the 2014 Plan) of a share of Common Stock on the date of grant, which vests over thirty-six (36) months in equal monthly installments beginning on January 1, 2015.

In addition, Enumeral entered into its standard indemnification agreement for directors and officers (the “Indemnification Agreement”) with Mr. Sekhri. The Indemnification Agreement provides for the indemnification of Mr. Sekhri for certain expenses and liabilities (including liabilities arising under the Securities Act of 1933, as amended) incurred in connection with any action, suit, proceeding or alternative dispute resolution mechanism, or hearing, inquiry or investigation that may lead to the foregoing, to which he is a party, or is threatened to be made a party, by reason of the fact that he is or was a director, officer, employee, agent or fiduciary of Enumeral, or any of Enumeral’s subsidiaries, by reason of any action or inaction by him while serving as an officer, director, agent or fiduciary, or by reason of the fact that he was serving at Enumeral’s request as a director, officer, employee, agent or fiduciary of another entity. In the case of an action or proceeding by or in the right of Enumeral or any of its subsidiaries, no indemnification will be provided for any claim where a court determines that the indemnified party is prohibited from receiving indemnification.

Except as described above, (i) there are no arrangements or understandings between the new director and any other person pursuant to which Mr. Sekhri was selected as a director, and (ii) there is no transaction since the beginning of Enumeral’s last fiscal year, or any currently proposed transaction, between Enumeral and Mr. Sekhri in which the amount involved exceeds $120,000.

The summary descriptions of the Voting Agreement and the Indemnification Agreement are qualified in their entirety by reference to the Voting Agreement and form of Indemnification Agreement which were filed as Exhibits 10.10 and 10.45, respectively, to Enumeral’s Current Report on Form 8-K/A for the event occurring on July 31, 2014 as filed with the Securities and Exchange Commission on August 8, 2014 and are incorporated by reference herein.

Item 8.01	Other Events.

On December 18, 2014, Enumeral issued a press release announcing that Enumeral had entered into the Agreement described in Item 1.01 above. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financials Statements and Exhibits.

(d)        Exhibits

Exhibit Number	Description
10.1*	Voting Agreement dated July 31, 2014 among Enumeral and the other parties thereto
10.2**	Form of Indemnification Agreement between Enumeral and each of its directors and officers
99.1	Press Release of Enumeral, dated December 18, 2014

*  Incorporated by reference to Exhibit 10.10 to the Form 8-K/A for the event occurring on July 31, 2014 as filed with the Securities and Exchange Commission on August 8, 2014.

**  Incorporated by reference to Exhibit 10.45 to the Form 8-K/A for the event occurring on July 31, 2014 as filed with the Securities and Exchange Commission on August 8, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENUMERAL BIOMEDICAL HOLDINGS, INC.

Dated: December 18, 2014	By:	/s/ Kevin G. Sarney
Name: Kevin G. Sarney Title: Vice President of Finance and Chief Accounting Officer